EXHIBIT 3.2
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                       ARVIDA/JMB PARTNERS, L.P.

                    ACKNOWLEDGMENT AND AMENDMENT OF
                         PARTNERSHIP AGREEMENT
                    -------------------------------


     This Acknowledgment and Amendment of Partnership Agreement is made and executed as of the 30th day of March, 1990 by Arvida/JMB Associates, an Illinois general partnership, ("Associates") and Arvida/JMB Limited Partnership, an Illinois limited partnership, ("Arvida") both as associate limited partners of the Partnership, and JMB Investor Services Corporation, an Illinois corporation and the assignor to assignee holders of limited partnership interests ("JMB") (Associates, Arvida and JMB herein collectively referred to as the "Limited Partners"), and Arvida/JMB Managers, Inc., a Delaware corporation (the "General Partner").

     WHEREAS, the Limited Partners are limited partners of Arvida/JMB Partners, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, Arvida/JMB Managers, Inc., an Illinois corporation, which has formerly served as the general partner of the Partnership, has been merged into the General Partner and, pursuant to Section 6.1B of the Partnership Agreement, the General Partner has agreed to continue as the general partner of the Partnership.

     NOW, THEREFORE, the parties hereby agree and acknowledge as follows:

     1. The General Partner and the Limited Partners shall continue as the partners of the Partnership, each with all of the rights and powers of partners therein, as set forth in the certificate and agreement of limited partnership of the Partnership, as amended to date (the "Partnership Agreement") and in the Revised Uniform Limited Partnership Act of the State of Delaware, and the Partnership and its business shall be continued in all respects.

     2. The General Partner hereby agrees that it is a signatory to the Partnership Agreement and, together with the Limited Partners, adopts and agrees to be bound by all of the provisions of the Partnership Agreement, as amended from time to time in accordance with the provisions of the Partnership Agreement.

     3. The General Partner is hereby authorized and empowered, on behalf of the Partnership, to execute any and all documents, enter into any and all agreements, or take any and all other actions, in name of the Partnership or otherwise, as shall be necessary or appropriate in connection with the business of the Partnership at any time. It is further understood and agreed that the Chairman, President or any Vice President of the General Partner may act for and in the name of the General Partner in the exercise by the General Partner of any of its rights and powers hereunder. In dealing with the General Partner (or the Chairman, President or any Vice President thereof) so acting on behalf of the General Partner, the Limited Partners or the Partnership, no person shall be required to inquire into the authority of the General Partner or such individual to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner (and of the Chairman, President or any Vice President of the General Partner) as set forth herein.

     4. The Limited Partners and the General Partner agree to take any and all other actions as shall be necessary or appropriate to reflect the continuation of the Partnership's business,including the filing with any agency of this document and any other documents which shall be necessary or appropriate in connection therewith.

     5. Nothing contained herein or contemplated hereby shall be deemed to render the Limited Partners or the General Partner liable for any obligations for which they would otherwise not be liable as the partners of the Partnership.

           IN WITNESS WHEREOF, the parties hereto have executed this acknowledgment as of the date first above written.



                            GENERAL PARTNER

                            Arvida/JMB Managers, Inc.
                            (a Delaware Corporation)


                            By:   /s/ Neil G. Bluhm
                                  ------------------------------
                                  Neil G. Bluhm, President



                            LIMITED PARTNERS

                            JMB INVESTOR SERVICES CORPORATION


                            By:   /s/ Neil G. Bluhm
                                  ------------------------------
                                  Neil G. Bluhm, President



                            ARVIDA/JMB ASSOCIATES

                            By:   ARVIDA/JMB MANAGERS-II, INC.


                            By:   /s/ Neil G. Bluhm
                                  ------------------------------
                                  Neil G. Bluhm, President



                            ARVIDA/JMB LIMITED PARTNERSHIP

                            By:   ARVIDA/JMB ASSOCIATES

                            By:   ARVIDA/JMB MANAGERS-II, INC.


                            By:   /s/ Neil G. Bluhm
                                  ------------------------------
                                  Neil G. Bluhm, President